UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549


                       FORM 8-K


                  CURRENT REPORT
        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                      Date of Report
                                  (Date of earliest event reported)


                     January 27, 2005


                THE COMMERCE GROUP, INC.
                   (Exact name of registrant as specified in its charter)


 Massachusetts      001-13672        04-2599931
   (State or other                 (Commission File             (IRS Employer
    jurisdiction                       Number)                  Identification
     of incorporation)                                                No.)


211 Main Street, Webster, Massachusetts  01570
  (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

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The Commerce Group, Inc.
Form 8-K
January 27, 2005

Section 2.  Financial Information
Item 2.02  Results of Operations and Financial Condition

     The following information is being furnished under Item 2.02 - Results of Operations and Financial Condition. Such information, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

     On January 27, 2005, The Commerce Group, Inc. (the "Company") issued a press release announcing its results for the quarter ended December 31, 2004. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K.




                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE COMMERCE GROUP, INC.
                           January 27, 2005




                            /s/ Randall V. Becker
                                Randall V. Becker
                          Treasurer and Chief Accounting Officer

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                                                 Exhibit 99.1
Press Release
RELEASE:     Immediate (January 27, 2005)
CONTACT:    Randall V. Becker
            Treasurer
            (508) 949-4129

                           The Commerce Group, Inc.
                   Announces 2004 Fourth Quarter Results
                           and Comparison to 2003

WEBSTER, Mass., January 27, 2005 -- The Commerce Group, Inc.
(NYSE:CGI) today reported 2004 fourth quarter results. Net earnings were $71.7 million, or $2.14 per diluted share, compared to net earnings of $53.7 million or $1.65 per diluted share for 2003.

During the fourth quarter of 2004, the Company had net realized investment gains of $14.0 million or $0.27 per diluted share, compared to gains of $13.5 million or $0.27 per diluted share in the fourth quarter of 2003. A complete breakdown of this information is included in the attached tables.

Earned premiums were $425.0 million for the fourth quarter of 2004, compared to $384.7 million for 2003. A schedule of direct written premiums to earned premiums is included in the attached tables.

The fourth quarter GAAP consolidated operating combined ratio was 87.5%, compared to 91.2% for 2003. The decrease in the combined ratio was the result of a decrease in the loss ratio partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for the fourth quarter of 2004 decreased to 58.4% from 64.1% during the same period last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) decreases in the current year personal automobile physical damage and bodily injury claim frequencies; (3) improved results from Commonwealth Automobile Reinsurers (C.A.R.); and, (4) a partial offset from a decline in the amount of favorable loss reserve development compared to the fourth quarter of last year. The Company's GAAP consolidated underwriting ratio increased to 29.1%, as compared to 27.1% for last year's fourth quarter, primarily as a net result of significantly higher accrued agents' profit sharing partially offset by lower 2004 policy year mandated Massachusetts personal automobile commission rates. The higher accrued agents' profit sharing is an outcome of substantially better underwriting results for the fourth quarter of 2004 versus last year's fourth quarter.

Cumulative December 31, 2004 Results

Net earnings for 2004 were $214.4 million, or $6.51 per diluted share, compared to net earnings of $160.9 million or $4.99 per diluted share for 2003.

During 2004, the Company had net realized investment gains of $23.6 million or $0.47 per diluted share, compared to gains of $76.1 million or $1.66 per diluted share in 2003. A complete breakdown of this information is included in the attached tables.
MORE

CGI 4Q'04 Earnings Release (page 2 of 6)

Earned premiums were $1,638.8 million for 2004, compared to $1,445.6 million for 2003. A schedule of direct written premiums to earned premiums is included in the attached tables.

The 2004 GAAP consolidated operating combined ratio was 90.0%, compared to 97.5% for 2003. The decrease in the combined ratio was the result of a decrease in the loss ratio, partially offset by an increase in the underwriting ratio. The Company's GAAP consolidated loss ratio for 2004 decreased to 63.8% from 74.0% last year. The improvement was the result of several factors, including: (1) an increase in average earned premium revenue per automobile; (2) a decrease in the current year personal automobile physical damage claim frequency; (3) more favorable loss reserve development; and, (4) improved results from C.A.R. The Company's GAAP consolidated underwriting ratio increased to 26.2%, as compared to 23.5% last year, primarily as a net result of significantly higher accrued agents' profit sharing, partially offset by lower 2004 policy year mandated Massachusetts personal automobile commission rates. The higher accrued agents' profit sharing is the outcome of substantially better underwriting results in 2004 versus last year.

A complete presentation of December 31, 2004 and 2003 financial statement information is included in the financial statements attached to this press release.

Additional supplemental financial information will be available on January 28th on the Company's website at www.commerceinsurance.com, under the "Links" section of the "News and Investor Information" area.

At December 31, 2004, the Company had authority to purchase approximately 858,000 additional shares of common stock under the current Board of Directors' stock re-purchase authorization, which excludes treasury stock acquired as a result of officer stock option exercises. During the fourth quarter, the Company issued approximately 212,000 shares of common stock related to all option exercises. During 2004, the Company issued approximately 2,100,000 shares of common stock related to all option exercises.

All quarterly figures are unaudited and all results are reported in accordance with accounting principles generally accepted in the United States (GAAP).

The Company is analyzing the financial impact of the Massachusetts residual market reform, as approved by the Commissioner of Insurance on December 31, 2004. This reform differs significantly from the proposed changes discussed in our October 22, 2004 press release on this topic. The Company will release the analysis of the financial impact of this reform when it deems appropriate.

About The Commerce Group, Inc.
The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries' combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by A. M. Best Company, based on 2003 direct written premium information.
MORE
Page 4 of 9
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CGI 4Q'04 Earnings Release (page 3 of 6)


Forward Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities
Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

   * the possibility of severe weather and adverse catastrophe experiences;
   *   adverse trends in claim severity or frequency;
   *   adverse state and federal regulations and legislation;
   *   adverse judicial decisions;
   * adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
   *   interest rate risk;
   * rate making decisions for private passenger automobile policies in Massachusetts;
   *   potential rate filings;
   *   heightened competition;
   *   concentration of business within Massachusetts;
   * market disruption in Massachusetts, if competitors exited the market or become insolvent;
   *   dependence on our executive officers; and,
   * the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.


(Tables Follow)

CGI 4Q '04 Earnings Release (page 4 of 6)

THE COMMERCE GROUP, INC. (NYSE - CGI)
CONSOLIDATED BALANCE SHEETS
December 31, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                              Dec. 31,     Dec. 31,
                                                                2004          2003
Assets
Investments
  Fixed maturities, at market                                       $ 1,692,523   $ 1,497,731
  Preferred stocks, at market                                       $   422,344   $   298,721
  Common stocks, at market                                          $    81,433   $   105,523
  Preferred stock mutual funds, at equity                           $    61,429   $    54,274
  Mortgage loans and collateral notes receivable                    $    14,735   $    16,395
  Cash and cash equivalents                                         $   220,988   $   215,541
  Other investments                                                 $    34,281   $    22,914

      Total investments                                             $ 2,527,733   $ 2,211,099

Accrued investment income                                           $    18,643   $    19,308
Premiums receivable                                                 $   457,928   $   408,894
Deferred policy acquisition costs                                   $   163,645   $   153,605
Property and equipment, net                                         $    53,757   $    52,997
Due from reinsurers                                                 $   133,328   $   117,786
Residual market receivable                                          $   193,618   $   192,743
Deferred income taxes                                               $    43,372   $    33,240
Receivable for securities sold                                      $        10   $     6,972
Other assets                                                        $    18,362   $    14,642

      Total assets                                                  $ 3,610,396   $ 3,211,286

Liabilities
  Unpaid losses and LAE                                             $   990,260   $   957,353
  Unearned premiums                                                 $   902,566   $   810,462
  Bonds payable                                                     $   298,186   $   297,984
  Current income taxes                                              $     5,115   $    15,091
  Deferred income                                                   $     9,906   $     7,946
  Accrued agents' profit sharing                                    $   109,432   $    37,887
  Payable for securities purchased                                  $    11,871   $    13,610
  Outstanding checks payable                                        $    39,356   $    39,479
  Advance premiums and commissions payable                          $    48,343   $    47,055
  Other liabilities                                                 $    74,079   $    67,818

      Total liabilities                                             $ 2,489,114   $ 2,294,685

Minority interest                                                   $     5,126   $     4,390

Stockholders' equity
  Preferred stock                                                            -             -
  Common stock                                                      $    20,364   $    19,315
  Paid-in capital                                                   $   134,943   $    52,090
  Net accumulated other comprehensive income                        $    16,403   $    29,083
  Retained earnings                                                 $ 1,169,009   $   997,610

      Stockholders' equity before treasury stock                    $ 1,340,719   $ 1,098,098

  Treasury stock                                                    $  (224,563)  $  (185,887)

      Total stockholders' equity                                    $ 1,116,156   $   912,211

      Total liabilities, minority interest and stockholders' equity $ 3,610,396   $ 3,211,286

Common shares outstanding                                            33,322,748    32,060,700

Stockholders' equity per share                                      $     33.50   $     28.45

CGI 4Q '05 Earnings Release (page 5 of 6)

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
CONSOLIDATED STATEMENTS OF EARNINGS
Three and Twelve Months Ended December 31, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               Three Months Ended              Twelve Months Ended
                                                                    Dec. 31,                          Dec. 31,
                                                                 2004         2003               2004          2003
Revenues:
  Earned premiums                                                   $   425,003   $   384,662         $ 1,638,833     $ 1,445,628
  Net investment income                                             $    29,981   $    23,053         $   115,711     $    92,183
  Premium finance and service fees                                  $     6,904   $     6,701         $    28,281     $    26,908
  Net realized investment gains                                     $    14,018   $    13,453         $    23,628     $    76,103
  Other income                                                      $         3   $        -          $       118     $        -

      TOTAL REVENUES                                                $   475,909   $   427,869         $ 1,806,571     $ 1,640,822

Expenses:
  Losses and LAE                                                    $    248,234  $   246,536         $ 1,044,840     $ 1,070,147
  Policy acquisition costs                                          $    120,351  $   100,892         $   439,232     $   350,250
  Interest expense & amortization of bond fees                      $      4,610  $     1,120         $    18,313     $     1,120

      TOTAL EXPENSES                                                $    373,195  $   348,548         $ 1,502,385     $ 1,421,517

      Earnings before income taxes and minority interest            $    102,714  $    79,321         $   304,186     $   219,305

Income taxes                                                        $     30,770  $    25,470         $    89,003     $    58,068

      Earnings before minority interest                             $     71,944  $    53,851         $   215,183     $   161,237

Less the income in minority interest in subsidiary                  $       (257) $      (165)        $      (752)    $      (294)

      NET EARNINGS                                                  $     71,687  $    53,686         $   214,431     $   160,943

COMPREHENSIVE INCOME                                                $     76,302  $    62,438         $    201,751    $   164,762

EARNINGS PER COMMON SHARE:
  BASIC                                                             $       2.16  $      1.67         $       6.54    $      5.03
  DILUTED                                                           $       2.14  $      1.65         $       6.51    $      4.99

Cash dividends paid per common share                                $       0.33  $      0.32         $       1.31    $      1.27

Weighted average shares outstanding:
  BASIC                                                               33,247,064   32,063,797           32,802,023     32,000,220
  DILUTED                                                             33,558,547   32,470,528           32,952,714     32,254,663

CGI 4Q '04 Earnings Release (page 6 of 6)
THE COMMERCE GROUP, INC.  (NYSE -  CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Twelve Months Ended December 31, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited

                                                               Three Months Ended               Twelve Months Ended
                                                                    Dec. 31,                         Dec. 31,
                                                                 2004         2003              2004           2003
ADDITIONAL EARNINGS INFORMATION:
  Direct written premiums to earned premiums reconciliation:
  Direct written premiums                                          $  405,056    $   371,574         $  1,838,241      $  1,658,969
  Assumed premiums                                                 $   25,783    $    24,024         $    128,152      $    112,547
  Ceded premiums                                                   $  (57,901)   $   (53,624)        $   (253,850)     $   (216,017)

    Net written premiums                                           $  372,938    $   341,974         $  1,712,543      $  1,555,499
    Increase in unearned premiums                                  $   52,065    $    42,688         $    (73,710)     $   (109,871)

      Earned premiums                                              $  425,003    $   384,662         $  1,638,833      $  1,445,628
GAAP consolidated operating ratios: (1)
  Loss ratio                                                             58.4%          64.1%                63.8%             74.0%
  Underwriting ratio                                                     29.1%          27.1%                26.2%             23.5%
    Combined ratio                                                       87.5%          91.2%                90.0%             97.5%

GAAP operating ratios for combined insurance subsidiaries only: (2)
  Loss ratio                                                             56.9%          62.3%                62.8%             73.3%
  Underwriting ratio                                                     27.4%          25.3%                25.4%             23.0%
    Combined ratio                                                       84.3%          87.6%                88.2%             96.3%
Breakdown of net realized investment gains:
  Fixed maturities                                                 $   10,097    $     4,731         $     12,733      $     22,800
  Preferred stocks                                                 $    1,148    $     2,452         $     12,457      $     14,284
  Common stocks                                                    $    1,457    $     2,578         $      6,628      $     18,599
  Preferred stock mutual funds:
    Due to increase in NAV                                         $    3,289    $     4,544         $      3,296      $     37,695
    Due to sales                                                   $      (85)   $    (1,261)        $         -       $        642
  Venture capital fund investments                                 $   (1,105)   $       542         $      3,668      $         32
  Other                                                            $       (1)   $      (133)        $       (205)     $       (333)
  Other than temporary writedowns                                  $     (782)   $        -          $    (14,949)     $    (17,616)

    Net realized investment gains before tax                       $    14,018   $    13,453         $     23,628      $     76,103
  Income tax at 35%                                                $     4,906   $     4,709         $      8,270      $     26,636
    Net realized investment gains after tax and before
      impact of tax valuation allowance                            $     9,112   $     8,744         $     15,358      $     49,467
  Impact of tax valuation allowance                                $        -    $        -          $         -       $      3,936
    Net realized investment gains after tax and after
      impact of tax valuation allowance                            $     9,112   $     8,744         $     15,358      $     53,403
    Per diluted share net realized gains after tax and
      after impact of tax valuation allowance                      $      0.27   $      0.27         $       0.47      $       1.66

THE COMMERCE GROUP, INC.  (NYSE -  CGI)
ADDITIONAL EARNINGS INFORMATION
Three and Twelve Months Ended December 31, 2004 and 2003
(Thousands of Dollars, Except Per Share Data)
Unaudited




   (1) GAAP consolidated operating ratios are calculated as in (2) below using the combined insurance subsidiaries' loss and underwriting results, adding to them the expenses of the holding companies (corporate expenses) in order to equal the loss and underwriting expense amounts on the income statement. For purposes of the U/W ratio, underwriting expenses are grossed-up for the increase (decrease) in deferred acquisition costs of ($11,911) and ($8,223) for the three months ended and $10,037 and $15,364 for the years ended December 31, 2004 and 2003, respectively.

   (2) GAAP operating ratios for combined insurance subsidiaries are calculated as follows:
              (a) The loss ratio represents losses and LAE divided by earned premiums; and,
              (b) The underwriting ratio represents underwriting expenses (excluding changes in deferred acquisition costs), divided by net premiums written. No corporate expenses are included in the calculations.















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